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                                                                EXHIBIT 10.36

                            BAKER HUGHES INCORPORATED
                [INCENTIVE][NONQUALIFIED] STOCK OPTION AGREEMENT

[NAME]                                                            [NO. SHARES]
Grantee                                                           Shares Granted


Pursuant to action taken by the Compensation Committee of the Board of Directors of Baker Hughes Incorporated, a Delaware corporation (the "Company"), for the purposes of administration of the Baker Hughes Incorporated Long Term Incentive Plan, as amended (the "Plan"), the above-named Grantee is hereby granted an [incentive][nonqualified] stock option to purchase the above number of shares of the Company's $1 par value per share common stock at the exercise price of $_____ for each share subject to this option, payable at the time of exercise. Subject to the terms of the Plan and this Stock Option Agreement regarding exercise, this option will vest and become exercisable with respect to increments of thirty-three and one-third percent (33-1/3%) of the shares subject to this option on the ____ day of ____ in each of the years ____, ____ and ____, provided the Grantee remains employed by the Company or its subsidiaries. This option may not be exercised after _______, ____ (the "Expiration Date").

The following provisions will apply in the event of Grantee's termination of employment:

         1. If Grantee's employment is terminated for any reason (other than as covered by the following paragraphs, or by the Company without Cause or by the Grantee for Good Reason within two years following a Change of Control that occurs after the Date of Grant noted below), this option will wholly and completely terminate on the date of termination of employment, to the extent it is not then exercisable; however, to the extent the option is exercisable, Grantee shall have three months from the date of termination of employment to exercise the option (but in no event later than the Expiration Date).

         2. If Grantee's employment is terminated for Cause, including but not limited to fraud, theft, embezzlement committed against the Company or any of its affiliated companies or a customer of the Company, or for conflict of interest, unethical conduct, dishonesty affecting the assets, properties or business of the Company or any of its affiliated companies, willful misconduct, or continued material dereliction of duties, if such termination of employment occurs prior to a Change of Control or after the second anniversary of a Change of Control, this option will wholly and completely terminate on the date of termination of employment, or if such termination occurs within two years following a Change of Control, this option will wholly and completely terminate on the date thirty days following such termination of employment (but in no event later than the Expiration Date).

         3. In the event of the retirement (such that the Grantee's age plus years of service with the Company equals or exceeds 65) or disability of the Grantee, all granted but unvested options shall immediately vest upon the Grantee's retirement or disability. The Grantee shall have three years from the date of termination of employment due to retirement or disability to exercise this option (but in no event later than the Expiration Date).

         4. Upon the death of the Grantee in active service, all granted but unvested options shall immediately vest upon the Grantee's death and otherwise shall be exercisable for a period of one year following Grantee's death (but in no event later than the Expiration Date).

         5. Upon the termination of employment of the Grantee by the Company without Cause or by the Grantee for Good Reason within two years following a Change of Control occurring on or after the Date of Grant noted below, the Grantee shall have two years from the date of termination of employment to exercise this option (but in no event later than the Expiration Date).

In the event that the Company is party to a transaction which is otherwise intended to qualify for "pooling of interests" accounting treatment (i) the provisions of this option shall to the extent practicable, be interpreted so as to permit such accounting treatment, and (ii) to the extent that application of clause (i) of this sentence does not preserve the availability of such accounting treatment, then, to the extent that any of the provisions of this option

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disqualifies the transaction as a "pooling" transaction, the Board of Directors of the Company may amend any provisions of this option and/or declare this option null and void if and to the extent necessary (including declaring such provision or provisions to be null and void as of the date hereof) so that such transaction may be accounted for as a "pooling of interests."

Notwithstanding any other provision of this Nonqualified Stock Option Agreement, if Grantee engages in a "Prohibited Activity," as described below, while employed by the Company or any of its affiliates or within two years after Grantee's employment termination date, then Grantee's right to exercise any portion of this option, to the extent still outstanding at that time, shall immediately thereupon wholly and completely terminate. If an allegation of a Prohibited Activity by Grantee is made to the Compensation Committee of the Board of Directors of the Company (the "Committee"), the Committee, in its discretion, may suspend the exercisability of this option for up to two months to permit the investigation of such allegation, however, if it is determined that no Prohibited Activity was engaged in by Grantee, the period of exercisability of this option will be increased by the amount of time of such suspension, however, in no event will this option be exercisable more than ten
(10) years from the date of grant. A "Prohibited Activity" shall be deemed to have occurred, as determined by the Committee in its sole and absolute discretion, if Grantee:

         (i) divulges any non-public, confidential or proprietary information of the Company or its past, present or future affiliates (collectively, the "Baker Hughes Group"), but excluding information that (a) becomes generally available to the public other than as a result of Grantee's public use, disclosure, or fault, or (b) becomes available to Grantee on a non-confidential basis after Grantee's employment termination date from a source other than a member of the Baker Hughes Group prior to the public use or disclosure by Grantee, provided that such source is not bound by a confidentiality agreement or otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation; or

         (ii) directly or indirectly, consults or becomes affiliated with, conducts, participates or engages in, or becomes employed by, any business that is competitive with the business of any member of the Baker Hughes Group, wherever from time to time conducted throughout the world, including situations where Grantee solicits or participates in or assists in any way in the solicitation or recruitment, directly or indirectly, of any employees of any member of the Baker Hughes Group.

Cashless exercise, in accordance with the terms of the Plan, shall be available to Grantee for the shares subject to this option.

To the extent the exercise of this option results in taxable income to Grantee, the Company is authorized to withhold from any remuneration payable to Grantee any tax required to be withheld by reason of such taxable income.

This option is granted under and is subject to all of the provisions of the Plan. Capitalized terms which are not defined herein shall have the meaning ascribed to such terms in the Plan. This option is not transferable by the Grantee otherwise than by will or by the laws of descent and distribution, and is exercisable during the Grantee's lifetime only by the Grantee.

         Date of Grant:
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                                                     BAKER HUGHES INCORPORATED



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